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                     [McGLADREY & PULLEN, LLP LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
McLeod, Inc.
Cedar Rapids, Iowa


We hereby consent to the incorporation of our report, dated January 31, 1997, except for the first paragraph of Note 13, as to which the date is March 4, 1997, in this Form 10-K and in the previously filed Registration Statements of McLeod, Inc. on Form S-8 (No. 333-07809).


                              McGLADREY & PULLEN, LLP


Cedar Rapids, Iowa
March 31, 1997